EXHIBIT 4.8

                                LETTER AGREEMENT


     LETTER AGREEMENT dated as of June 1, 1998 among Vanguard Health Systems, Inc. (the "Issuer"), Charles N. Martin, Jr., Lawrence Hough, Joseph D. Moore and Ronald Soltman (each, an "Executive Manager"), Morgan Stanley Capital Partners III, L.P. ("MSCP III") and the other persons listed on the signature pages hereof (each such person, together with MSCP III and the Executive Managers are herein referred to individually as an "Investor" and collectively as the "Investors").

     WHEREAS, reference is made to the Shareholders Agreement dated as of the date hereof among the parties hereto (the "Shareholders Agreement"); capitalized terms used but not defined herein shall have the meaning set forth in the Shareholders Agreement.

     NOW, THEREFORE, in consideration of the parties entering into the other Transaction Agreements, the parties hereto agree as follows:

     1. Certain Financing Opportunities. If, prior to December 31, 1999, any Executive Manager or any of his Affiliates (each, a "Financing Offeror") seeks to raise, in connection with the proposed formation, capitalization or acquisition of control of any Person (other than the Issuer or any of its Subsidiaries) that is principally engaged in the healthcare industry, private equity capital of at least $10 million from Persons other than an Executive Manager, an Affiliate of an Executive Manager or any officer, director or employee of the Issuer or any such Affiliate, such Financing Offeror shall notify MSCP III promptly after becoming aware of such business opportunity and shall provide MSCP III with all material available information concerning such business opportunity, including the identity of the Persons involved in such business opportunity and the material terms and conditions of any proposed financing for such business opportunity (the "Proposed Financing"). Within 30 days of such notification, MSCP III shall notify the Financing Offeror whether or not it or its Affiliates have elected to provide the Proposed Financing on the terms described to MSCP III. If MSCP III and its Affiliates have elected not to exercise their option to provide the Proposed Financing, the Financing Offeror may offer the opportunity to provide the Proposed Financing to any other Person on terms no more favorable to the Financing Offeror than the terms proposed to MSCP III.

     2. Certain Tax Benefits. If, in connection with a Management Investor's ownership of the Initial Shares, the Issuer becomes entitled to any tax deduction in respect of such Initial Shares, the Issuer shall pay to such Management Investor, at such time or times as the Issuer actually receives the economic benefit of such deduction, an amount equal to the amount of such benefit to the Issuer. For purposes of the foregoing sentence, the Issuer shall be considered to have actually received the economic benefit of such deduction in the year (or years) in which either (i) such deduction (or the portion of any net operating loss attributable to such deduction) reduces the cash amount of tax which the Issuer would otherwise be obligated to pay, or (ii) the Issuer receives a cash refund of tax attributable to such deduction (or the portion of any net operating loss attributable to such deduction), and in computing the timing and amount of any such economic benefit, the Issuer shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing such deduction based upon the tax attributes ordering rules set forth in the Internal Revenue Code of 1986, as amended (the "Code"). The chief financial officer of the Issuer shall make the initial calculation of the time at which the Issuer actually receives such economic benefit and the value of such deduction and shall provide a written calculation of such determination to MSCP III; provided that if MSCP ceases to be a shareholder of the Issuer, the same shall be provided to the Compensation Committee. If MSCP III or the Compensation Committee, as the case may be, notifies the Issuer within 30 days after receipt of such calculation that it disagrees with such calculation, then the determination shall be referred to the Issuer's independent auditor whose determination shall be final and binding on the parties, absent manifest error.

     3. Certain Other Compensation. The parties hereto acknowledge and agree that, in lieu of a purchase by Thomas M. Ways of founders shares, Mr. Ways shall receive a grant by the Issuer on the date hereof of 695 stock options under the Vanguard Health Systems, Inc. 1998 Nonqualified Initial Option Plan and a bonus in the amount and at the time(s) contemplated by Annex I hereto.

     4. Termination of Prior Shareholder Arrangements. The parties hereto who are parties to the following agreements hereby terminate such agreements as of the date hereof: (A) the Stockholders' Agreement dated as of August 15, 1997, as amended, by and among the Issuer and the other persons listed therein, (B) the Voting Agreement (the "Voting Agreement") dated as of August 15, 1997, as amended, by and among the Issuer and the other persons listed therein, and (C) the Investors' Rights Agreement dated as of August 15, 1997, as amended, by and among the Issuer and the other persons listed therein. As required by Section
2.3 of the Voting Agreement, MSCP III hereby consents to the termination of the Voting Agreement pursuant to this letter agreement.

     5. Additional Stockholder Approval. Immediately prior to the consummation of any Liquidity Event that would constitute a change in control or effective control of the Issuer or a change in ownership of a substantial portion of the assets of the Issuer, each party agrees that, upon the request of the Issuer, such party will vote all of the Common Shares then held by such party to adopt a stockholder resolution authorizing and approving in all respects any payment in the nature of compensation to any employee of the Issuer arising under any of the Option Plans, Employment Agreements, Severance Protection Agreements, the Shareholders Agreement and/or the Surviving Shareholders Agreement, as such agreements may be hereafter amended. This Section 5 shall terminate upon the consummation of the IPO.

     6. Certain Shareholder Restrictions. If the IPO has not occurred on or prior to the fifth anniversary of the date hereof, MSCP III, the Executive Managers and the Issuer agree to hold discussions regarding certain of the rights and obligations with respect to the transfer of Common Shares set forth in Article 2 of the Shareholders Agreement.

     7. Certain Shareholder Approvals. By their execution hereof, the Investors (who as of the First Closing will be all of the Issuer's stockholders) specifically approve all of the provisions hereof, including, without limitation, the provisions of Sections 2. and 3. hereof.

     8. Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  MORGAN STANLEY CAPITAL PARTNERS, L.P.
                                  By: MSCP III, L.P., as general partner
                                  By: MORGAN STANLEY CAPITAL PARTNERS
                                        III, INC., as General Partner


                                  By:  /s/ Alan Goldberg
                                      ------------------------------------------
                                      Name:   Alan Goldberg
                                      Title:  Managing Director


                                  By:  /s/ Michael Janson
                                      ------------------------------------------
                                      Name:      Michael Janson
                                      Title:     Managing Director
                                      Address:   1221 Avenue of the Americas
                                                 33rd Floor
                                                 New York, New York 10017
                                      Telephone: (212) 762-6000
                                      Telecopy:  (212) 762-7951


                                  MSCP III 892 INVESTORS, L.P.
                                  By: MSCP III, L.P., as General Partner
                                  By: MORGAN STANLEY CAPITAL PARTNERS
                                         III, INC., as General Partner


                                  By:  /s/ Alan Goldberg
                                      ------------------------------------------
                                      Name:      Alan Goldberg
                                      Title:     Managing Director
                                      Address:   1221 Avenue of the Americas
                                                 33rd Floor
                                                 New York, New York 10017
                                      Telephone: (212) 762-6000
                                      Telecopy:  (212) 762-7951

                                  MORGAN STANLEY CAPITAL INVESTORS, L.P.
                                  By: MSCP III, L.P., as General Partner
                                  By: MORGAN STANLEY CAPITAL PARTNERS
                                        III, INC., as General Partner


                                  By:  /s/ Alan Goldberg
                                      ------------------------------------------
                                      Name:      Alan Goldberg
                                      Title:     Managing Director
                                      Address:   1221 Avenue of the Americas
                                                 33rd Floor
                                                 New York, New York 10017
                                      Telephone: (212) 762-6000
                                      Telecopy:  (212) 762-7951



                                  VANGUARD HEALTH SYSTEMS, INC.


                                  By:  /s/ Charles N. Martin, Jr.
                                      ------------------------------------------
                                      Name:      Charles N. Martin, Jr.
                                      Title:     Chairman, President and Chief
                                                 Executive Officer
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Charles N. Martin, Jr.
                                      ------------------------------------------
                                      Name:       Charles N. Martin, Jr.
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197

                                       /s/ W. Lawrence Hough
                                      ------------------------------------------
                                      Name:      W. Lawrence Hough
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Joseph D. Moore
                                      ------------------------------------------
                                      Name:       Joseph D. Moore
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Ronald P. Soltman
                                      ------------------------------------------
                                      Name:       Ronald P. Soltman
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Bruce Chafin
                                      ------------------------------------------
                                      Name:      Bruce Chafin
                                      Address:   1440 New York Avenue, N.W.
                                                 Suite 400
                                                 District of Columbia 20005
                                      Telephone: (202) 393-3920
                                      Telecopy:  (202) 393-4130

                                       /s/ Robert E. Galloway
                                      ------------------------------------------
                                      Name:      Robert E. Galloway
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ John M. Geer
                                      ------------------------------------------
                                      Name:      John M. Geer
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ James Johnston
                                      ------------------------------------------
                                      Name:      James Johnston
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Phillip W. Roe
                                      ------------------------------------------
                                      Name:      Phillip W. Roe
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197

                                       /s/ Dennis Jacobs
                                      ------------------------------------------
                                      Name:      Dennis Jacobs
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Anne L. Sanford
                                      ------------------------------------------
                                      Name:      Anne L. Sanford
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Tony W. Simpson
                                      ------------------------------------------
                                      Name:      Tony W. Simpson
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ James H. Spalding
                                      ------------------------------------------
                                      Name:      James H. Spalding
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197

                                       /s/ Alan G. Thomas
                                      ------------------------------------------
                                      Name:      Alan G. Thomas
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Thomas M. Ways
                                      ------------------------------------------
                                      Name:      Thomas M. Ways
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6197



                                       /s/ Clifford Adlerz
                                      ------------------------------------------
                                      Name:      Clifford Adlerz
                                      Address:   3401 West End Avenue
                                                 Suite 760
                                                 Nashville, Tennessee 37203
                                      Telephone: (615) 460-1681
                                      Telecopy:  (615) 460-1690



                                       /s/ Ray Denson
                                      ------------------------------------------
                                      Name:      Ray Denson
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6449

                                       /s/ Paula Y. Eleazar
                                      ------------------------------------------
                                      Name:      Paula Y. Eleazar
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6399



                                       /s/ Jerry M. Eyler
                                      ------------------------------------------
                                      Name:      Jerry M. Eyler
                                      Address:   20 Burton Hills Blvd.
                                                 Suite 100
                                                 Nashville, Tennessee 37215
                                      Telephone: (615) 665-6000
                                      Telecopy:  (615) 665-6299



                                       /s/ Richard Francis
                                      ------------------------------------------
                                      Name:      Richard Francis
                                      Address:   3401 West End Avenue
                                                 Suite 760
                                                 Nashville, Tennessee 37203
                                      Telephone: (615) 460-1682
                                      Telecopy:  (615) 460-1690



                                       /s/ Anthony C. Krayer
                                      ------------------------------------------
                                      Name:      Anthony C. Krayer
                                      Address:   340 West Tropical Way
                                                 Plantation, Florida 33317
                                      Telephone: (954) 985-3451
                                      Telecopy:  (954) 985-6193

                                      /s/ Carol A. Murdock
                                     ------------------------------------------
                                     Name:      Carol A. Murdock
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6499



                                      /s/ Keith B. Pitts
                                     ------------------------------------------
                                     Name:      Keith B. Pitts
                                     Address:   c/o Paragon Health Network, Inc.
                                                One Ravinia Drive
                                                Suite 1500
                                                Atlanta, Georgia 30346
                                     Telephone: (770) 393-0199
                                     Telecopy:  (770) 393-8054


                                 MPSW PARTNERS


                                 By:  /s/ Morton Pierce
                                     ------------------------------------------
                                     Name:      Morton Pierce
                                     Title:     Managing Partner
                                     Address:   1301 Avenue of the Americas
                                                New York, New York  10019
                                     Telephone: (212) 259-8000
                                     Telecopy:  (212) 259-6333



                                      /s/ Carl F. Chafin
                                     ------------------------------------------
                                     Name:      Carl F. Chafin
                                     Address:   10801 Ramshorn Rd.
                                                Midlothian, Virginia 23113
                                     Telephone: (804) 330-4383
                                     Telecopy:  (202) 393-4130

                                       /s/ Mark Price
                                     ------------------------------------------
                                     Name:      Mark Price
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6399



                                      /s/ William V.B. Webb
                                     ------------------------------------------
                                     Name:      William V.B. Webb
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6299



                                      /s/ Carl F. Chafin
                                     ------------------------------------------
                                     Name:      Carl F. Chafin
                                     Address:   10801 Ramshorn Road
                                                Midlothian, Virginia 23113
                                     Telephone: (804) 330-4383
                                     Telecopy:  (202) 393-4130



                                      /s/ Harold H. Pilgrim, Jr.
                                     ------------------------------------------
                                     Name:      Harold H. Pilgrim, Jr.
                                     Address:   2503 Lakeview Drive
                                                Decatur, AL 35601
                                     Telephone: (205) 355-6394
                                     Telecopy:  (205) 355-4674

                                 WILLIAM LAWRENCE HOUGH
                                 GRANTOR RETAINED ANNUITY TRUST


                                 By:  /s/ Leslie J. Hough
                                     ------------------------------------------
                                     Name:      Leslie J. Hough
                                     Title:     Trustee
                                     Address:   20 Burton Hills Blvd.
                                                Suite 100
                                                Nashville, Tennessee 37215
                                     Telephone: (615) 665-6000
                                     Telecopy:  (615) 665-6299